CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Advisors Management Trust, and to the incorporation by reference in Post-Effective Amendment No. 63 to the Registration Statement (Form N-1A, No. 002-88566) of our reports dated February 10, 2011, on the financial statements and financial highlights of Neuberger Berman Balanced Portfolio, Berman Growth Portfolio, Neuberger Berman Guardian Portfolio,  Neuberger Berman International Portfolio, Neuberger Berman Mid-Cap Growth Portfolio, Neuberger Berman Partners Portfolio, Neuberger Berman Regency Portfolio, Neuberger Berman Short Duration Bond Portfolio, Neuberger Berman Small-Cap Growth  and Neuberger Berman Socially Responsive Portfolio (ten of the series constituting Neuberger Berman Advisers Management Trust) included in the December 31, 2010 Annual Reports to Shareholders of Neuberger Berman Advisers Management Trust.

/s/ Ernst & Young LLP

Ernst & Young LLP

Boston, Massachusetts
April 27, 2011